NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. COMPLETES REFINANCE OF
W AUSTIN PROPERTY

AUSTIN, TX, January 11, 2016 - Stratus Properties Inc. (NASDAQ: STRS) announced today that on January 5, 2016, it completed the refinancing of its W Austin Hotel & Residences and Austin City Limits Live at the Moody Theater mixed-use development in downtown Austin, Texas (the “W Austin Property”). Goldman Sachs Mortgage Company provided a $150 million, ten-year, non-recourse term loan with interest fixed at 5.58 percent and payable monthly based on a 30-year amortization. Stratus’ current net investment in the W Austin Property after this financing is approximately $8 million.

As previously reported, on May 12, 2015, Stratus' former partner in the W Austin Property, Canyon-Johnson Urban Fund II ("Canyon"), initiated the buy/sell provisions of the partnership's operating agreement, providing Stratus the opportunity to purchase Canyon's interest in the W Austin Property; the purchase was completed on September 28, 2015. Stratus’ purchase of Canyon’s interest was based on a total project gross price of approximately $210 million. After considering approximately $22.8 million of cash and cash equivalents held by the partnership and acquired by Stratus in its purchase of Canyon’s interest, the purchase was effectively based on a net price of approximately $187.2 million.

The trailing 12-month net operating income (“NOI”) for the W Austin Property at the time Stratus purchased Canyon's interest was $15.6 million, which equates to a capitalization rate of 8.33%.

In order to ensure that Stratus could timely fulfill its buy/sell purchase obligation pursuant to the partnership’s operating agreement, Stratus refinanced the existing Bank of America term loan for the W Austin Property, increasing proceeds from $100.0 million to $130.0 million, and obtained $20.0 million of bridge financing from Comerica Bank, Stratus’ primary relationship lender. Stratus concurrently began sourcing long-term non-recourse fixed-rate debt for the W Austin Property, which culminated with the Goldman Sachs refinance.

The pricing of Stratus’ purchase of Canyon’s interest in the W Austin Property compares favorably to recent third party appraisals and hotel sales in the Austin market. Appraisals obtained by banks in the refinancing process reflected valuations of the W Austin Property of approximately $239 million. After allocating values to the live music and entertainment venue and office and retail space at the W Austin Property (based on the allocation methodology in each bank’s appraisal), Stratus’ net cost per room was approximately $510,000. The Four Seasons Hotel Austin, built in 1987, was sold in August of 2015 for a reported $677,000 per room.

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William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer of Stratus, stated, “We are extremely pleased with this new long-term capital structure for this iconic property in downtown Austin. The Goldman Sachs financing eliminates interest rate and recourse risk with respect to our W Austin Property, enabling significant recurring cash flow from a truly premier asset. Although our historical investment of time and resources in this asset has been significant, we believe our hard work and patience has rewarded and will continue to reward our shareholders.”

Approximately $129.9 million of the proceeds from the new term loan were used to fully repay Stratus’ existing obligations under the Bank of America term loan which was terminated effective January 5, 2016. In addition, the $20.0 million Comerica bridge financing was paid in full effective January 7, 2016, with proceeds from the new term loan.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin area, but including projects in certain other select markets in Texas.
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NOI is a non-GAAP financial measure of performance. Stratus defines NOI as revenues less cost of sales, excluding depreciation, less reserve fund contributions for the hotel, which was approximately four percent of hotel revenue for the trailing 12-month period ended September 30, 2015. The most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is operating income.

Following is a reconciliation of the trailing 12-month NOI for the W Austin Property for the period ended September 30, 2015 to operating income for the W Austin Property for such period (in millions):

Trailing 12-month NOI for W Austin Property	$15.6
Add back hotel reserve fund contributions	1.7
Add back operating income associated with sale of condominiums	0.5
Less depreciation expense	(7.7)
Less general and administrative expenses	(0.8)
Less other	(0.1)	(1)
Operating income for W Austin Property	$9.3
(1) Includes amortization of deferred lease costs and other eliminations of intersegment amounts.

The capitalization rate is a non-GAAP measure which is calculated by dividing the trailing 12-month NOI for the W Austin Property by the purchase price of the W Austin Property, or $15.6 million divided by $187.2 million, which equals 8.33 percent.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS. This press release contains forward-looking statements in which we discuss factors we believe may affect our future performance. Forward-looking statements are all statements other than statements of historical facts, such as statements regarding the implementation and potential results of Stratus' five-year plan, projections or expectations related to operational and

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financial performance or liquidity, reimbursements for infrastructure costs, financing and regulatory matters, development plans and sales of properties, commercial leasing activities, timeframes for development, construction and completion of projects, capital expenditures, liquidity and capital resources, and other plans and objectives of management for future operations and activities. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to refinance and service its debt and the availability of financing for development projects and other corporate purposes, Stratus' ability to sell properties at prices its board considers acceptable, a decrease in the demand for real estate in the Austin, Texas market, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, hotel operators and/or entertainment venue operators and promoters, business opportunities that may be presented to and/or pursued by Stratus, the failure of third parties to satisfy debt service obligations, the failure to complete agreements with strategic partners and/or appropriately manage relationships with strategic partners, the termination of sales contracts or letters of intent due to, among other factors, the failure of one or more closing conditions or market changes, the failure to attract customers for its developments or such customers’ failure to satisfy their purchase commitments, increases in interest rates, declines in the market value of its assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in external perception of the W Austin Hotel, changes in consumer preferences, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, weather-related risks and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (SEC) as updated by Stratus' subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update forward-looking statements, except as they may be updated in Stratus’ periodic reports filed with the SEC, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

A copy of this release is available on Stratus' website, www.stratusproperties.com.
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